NEWS BULLETIN	DDi Corp. 1220 Simon Circle Anaheim, CA 92806 Nasdaq: DDIC

For Further Information: Mikel H. Williams Chief Executive Officer (714) 688-7200	Sally Goff Chief Financial Officer (714) 688-7200	Kathleen Buczko NMC Partners Investor/Analyst Information (562) 366-1552

DDi Corp. Announces Third Quarter 2006 Results
Selected Highlights:
•	Third quarter net sales of $51.4 million up 11.7 percent from prior year quarter

•	Completed divestiture of assembly business

•	Completed acquisition of Sovereign Circuits in October

•	Completed recapitalization with retirement of all Series B Preferred Stock
ANAHEIM, Calif., November 8, 2006 — DDi Corp. (Nasdaq: DDIC), a leading provider of time-critical, technologically advanced PCB engineering and manufacturing services, today reported financial results for its third quarter ended September 30, 2006.
Third Quarter Operating Results
The Company reported third quarter 2006 net sales of $51.4 million, an 11.7 percent increase over the $46.0 million from the same period in 2005. Gross profit improved to $9.1 million, or 17.7 percent of net sales, from $6.5 million, or 14.2 percent of net sales, in the prior year third quarter. PCB net sales for the third quarter 2006 were $43.2 million reflecting a 12.3 percent gain over the third quarter of last year. PCB gross profit of $9.0 million, or 20.8 percent of net sales in the third quarter 2006, improved from $5.8 million, or 15.1 percent of net sales in the third quarter of 2005.
Adjusted EBITDA (excluding non-cash compensation, restructuring charges and loss on sale of assembly business) for the third quarter was $4.7 million, a 78.0 percent improvement over the adjusted EBITDA (excluding non-cash compensation, restructuring charges and goodwill impairment) in the third quarter of 2005 of $2.6 million.
The increase in third quarter 2006 net sales and gross margin over the same period in 2005 is due to increased volume of shipments accompanied by a slight increase in pricing and improved loading of the facilities.
Sequentially, the third quarter’s net sales were down 2.2 percent, primarily due to a 7.0 percent reduction in assembly net sales, with PCB net sales essentially flat. The third quarter’s gross margin was down sequentially from the second quarter by 1.5 points, again, primarily due to a 7.1 point reduction in the assembly business’s gross margin while the PCB business’s gross margin was essentially flat.

DDi Corp. Third Quarter 2006 Earnings

Total sales and marketing expenses for the third quarter of 2006 were $3.9 million, or 7.6 percent of net sales, down as a percentage of net sales from $3.8 million, or 8.4 percent of net sales, in the third quarter of 2005, due primarily to improved leverage of our fixed sales costs across higher net sales. Sequentially, sales and marketing expenses were essentially flat from $4.0 million, or 7.7 percent of net sales, for the second quarter.
Total general and administrative expenses were $3.3 million, or 6.5 percent of net sales versus $3.4 million, or 7.3 percent of net sales, for the third quarter of 2005. Sequentially, general and administrative expenses remained consistent from $3.4 million, or 6.4 percent of net sales, for the second quarter of 2006.
The net loss applicable to common stockholders for the third quarter of 2006 was $6.3 million, or $0.32 net loss per share, compared to $28.8 million, or $5.06 net loss per share, for the same period in 2005. The year-over-year decrease in net loss applicable to common stockholders was primarily due to improved operating performance in 2006 and the goodwill impairment charge of $23.5 million in the third quarter of 2005, offset by a $4.5 million loss on the sale of the assembly business in the current quarter.
On September 29, 2006, as announced, DDi completed the sale of its assembly business to Veritek Manufacturing Services LLC, for approximately $12.0 million in cash.
In October 2006, DDi completed its acquisition of Sovereign Circuits, Inc. for $5.2 million in cash, 1.2 million shares of DDi common stock, and the assumption of Sovereign’s debt of approximately $2.3 million.
During September, DDi redeemed for cash $8.3 million face value of Series B Preferred Stock put to the Company for redemption. In October, the Company repurchased the remaining balance of $11.0 million face value of Series B Preferred Stock for $5.5 million in cash and the issuance of 731,737 shares of DDi common stock. As a result of these transactions, the Company has now retired all shares of its Series B Preferred Stock.
Mikel Williams, President and Chief Executive Officer of DDi Corp., stated, “We have completed both transactions we announced last quarter, reflecting our strategic realignment around our core printed circuit board operations. The Sovereign acquisition strengthens our position in key, strategic markets and adds flex and rigid-flex capabilities to our PCB product offering. I am very excited about Sovereign joining DDi, and we look forward to servicing our collective customers’ requirements. We have already been working across both companies to improve operational performance and better service our customer demands.
“We have now completed significant milestones in our continuing efforts to improve the financial position of the Company and realign our capital structure. We received proceeds of $12.1 million pursuant to the exercise of the warrants issued in the 2005 capital raise and have now retired the remaining Series B Preferred stock,” added Williams.

DDi Corp. Third Quarter 2006 Earnings

As of September 30, 2006, DDi had total cash and cash equivalents of $27.2 million, of which $5.2 million has been utilized in the Sovereign Circuits acquisition and $5.5 million has been used in the retirement of the Series B Preferred stock. As of September 30, 2006, the Company had no borrowings outstanding under its revolving credit facility which had a borrowing capacity of $14.1 million.
Conference Call and Webcast
A conference call with simultaneous webcast to discuss third quarter 2006 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. The call is being webcast and can be accessed at the Company’s web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through November 15, 2006 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the conference ID 19415696. An online replay of the webcast will be available for 12 months at www.ddiglobal.com/investor under “Financial Calendar.” For more information, visit the www.ddiglobal.com.
About DDi
DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer PCB engineering, fabrication and manufacturing services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.
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Non-GAAP Financial Measures
This release includes ‘adjusted EBITDA’, a non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measure, provides useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-recurring or unusual items. This financial measure is commonly used in the Company’s industry. It is also used by the Company’s lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as alternatives to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, DDi’s ability to extend its presence in other markets which it believes are less vulnerable to other manufacturers, and the anticipated benefits of the acquisition of Sovereign Circuits. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the

DDi Corp. Third Quarter 2006 Earnings

Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
[Financial Tables follow]

DDi Corp. Third Quarter 2006 Earnings

DDi Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Sep. 30, 2006	Sep. 30, 2005	Jun. 30, 2006
Net sales	$51,374	$45,974	$52,511
Cost of goods sold:
Cost of goods sold	42,177	38,758	42,320
Non-cash compensation	86	670	130

Total cost of goods sold	42,263	39,428	42,450

Gross profit	9,111	6,546	10,061

Operating expenses:
Sales and marketing:
Sales and marketing expenses	3,879	3,748	4,003
Non-cash compensation	—	99	30

Total sales and marketing	3,879	3,847	4,033

General and administration:
General and administration expenses	3,033	3,242	3,099
Non-cash compensation	298	131	264

Total general and administration	3,331	3,373	3,363

Amortization of intangibles	1,150	1,149	1,149
Restructuring and other related charges	120	182	475
Litigation reserve	—	—	1,727
Goodwill impairment	—	23,540	—
Loss on sale of assembly business	4,544	—	—

Operating loss	(3,913)	(25,545)	(686)

Interest and other expense, net	265	1,598	255

Loss from continuing operations before income taxes	(4,178)	(27,143)	(941)
Income tax expense	307	160	1,209

Loss from continuing operations	(4,485)	(27,303)	(2,150)
Income from discontinued operations	—	496	—

Net loss	(4,485)	(26,807)	(2,150)
Less: Series B preferred stock dividends and accretion	(1,798)	(1,986)	(1,800)

Net loss applicable to common stockholders	$(6,283)	$(28,793)	$(3,950)

Loss per common share from continuing operations — basic and diluted	$(0.32)	$(5.15)	$(0.22)
Net loss per share applicable to common stockholders — basic and diluted	$(0.32)	$(5.06)	$(0.22)
Weighted-average shares used in per share computations — basic and diluted	19,819	5,692	18,308

DDi Corp. Third Quarter 2006 Earnings

DDi Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	9 Months Ended	9 Months Ended
	Sep. 30, 2006	Sep. 30, 2005
Net sales	$154,838	$136,461
Cost of goods sold:
Cost of goods sold	125,039	114,080
Restructuring-related inventory impairment	—	1,253
Non-cash compensation	337	1,091

Total cost of goods sold	125,376	116,424

Gross profit	29,462	20,037

Operating expenses:
Sales and marketing:
Sales and marketing expenses	11,885	10,952
Non-cash compensation	43	(250)
Officer’s Severance	240	—

Total sales and marketing	12,168	10,702

General and administration:
General and administration expenses	9,916	9,818
Non-cash compensation	671	536

Total general and administration	10,587	10,354

Amortization of intangibles	3,449	3,448
Restructuring and other related charges	992	4,572
Litigation reserve	1,727	—
Goodwill impairment	—	54,669
Loss on sale of assembly business	4,544	—

Operating income (loss)	(4,005)	(63,708)

Interest and other expense, net	1,069	4,088

Loss from continuing operations before income taxes	(5,074)	(67,796)
Income tax expense	2,064	808

Loss from continuing operations	(7,138)	(68,604)
Income from discontinued operations	—	10,236

Net loss	(7,138)	(58,368)
Less: Series B preferred stock dividends and accretion	(5,398)	(4,669)

Net loss applicable to common stockholders	$(12,536)	$(63,037)

Loss per common share from continuing operations — basic and diluted	$(0.67)	$(15.92)
Net loss per share applicable to common stockholders — basic and diluted	$(0.67)	$(13.70)
Weighted-average shares used in per share computations — basic and diluted	18,807	4,601

DDi Corp. Third Quarter 2006 Earnings

DDi Corp.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$27,191	$25,985
Cash and cash equivalents, restricted	—	2,972
Accounts receivable, net	25,772	29,710
Inventories	13,123	16,117
Prepaid expenses and other	1,725	1,506

Total current assets	67,811	76,290

Property and equipment, net	24,584	31,063
Goodwill and intangibles, net	48,108	55,256
Other assets	646	1,719

Total assets	$141,149	$164,328

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$—	$19,929
Accounts payable	15,189	15,443
Accrued expenses and other	15,454	14,709

Total current liabilities	30,643	50,081

Other long-term liabilities	4,267	4,745

Total liabilities	34,910	54,826

Series B mandatorily redeemable preferred stock	3,203	1,513

Stockholders’ equity:
Common stock and additional paid-in-capital	233,839	231,839
Deferred compensation	—	(349)
Accumulated other comprehensive income	182	346
Accumulated deficit	(130,985)	(123,847)

Total stockholders’ equity	103,036	107,989

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity	$141,149	$164,328

DDi Corp. Third Quarter 2006 Earnings

DDi Corp.
Schedule of Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Sep. 30, 2006	Sep. 30, 2005	Jun. 30, 2006
GAAP net loss applicable to common stockholders	$(6,283)	$(28,793)	$(3,950)
Add back:
Interest expense, net	230	1,215	415
Foreign currency exchange and other (gains) losses	35	383	(160)
Income tax expense	307	160	1,209
Depreciation	2,372	2,391	2,454
Amortization of intangible assets	1,150	1,149	1,149
Goodwill impairment	—	23,540	—
Non-cash compensation	384	900	424
Restructuring and other related charges	120	182	475
Net (income) loss from discontinued operations	—	(496)	—
Litigation reserve	—	—	1,727
Loss on sale of assembly business	4,544	—	—
Series B preferred stock dividends and accretion	1,798	1,986	1,800

Adjusted EBITDA **	$4,657	$2,617	$5,543

** Earnings before net interest expense, income taxes, depreciation, amortization, foreign currency and other gains/losses, non-cash compensation, restructuring and other related charges, goodwill impairment, litigation reserve, loss on sale of assembly business and income from discontinued operations

	9 Months Ended	9 Months Ended
	Sep. 30, 2006	Sep. 30, 2005
GAAP net loss applicable to common shareholders	$(12,536)	$(63,037)
Add back:
Interest expense, net	1,092	3,687
Foreign currency exchange and other (gains) losses	(23)	401
Income tax expense	2,064	808
Depreciation	7,513	7,318
Amortization of intangible assets	3,449	3,448
Goodwill impairment	—	54,669
Non-cash compensation	1,051	1,377
Officer’s severance	240	—
Restructuring and other related charges	992	5,825
Litigation reserve	1,727	—
Loss on sale of assembly business	4,544	—
Income from discontinued operations	—	(10,236)
Series B preferred stock dividends and accretion	5,398	4,669

Adjusted EBITDA **	$15,511	$8,929

** Earnings before net interest expense, income taxes, depreciation, amortization, foreign currency and other gains/losses, non-cash compensation, restructuring and other related charges, goodwill impairment, litigation reserve, officer’s severance, loss on sale of assembly business and income from discontinued operations